UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2022

OPIANT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38193	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

233 Wilshire Blvd. Suite 400 Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 598 5410
Registrant’s telephone number, including area code
233 Wilshire Blvd. Suite 400, Santa Monica, CA 90401

(Former name or former address if changed since last report,)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	OPNT	Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On November 13, 2022, Opiant Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Indivior Inc., a Delaware corporation (“Parent”), and Olive Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement and subject to the conditions set forth therein, Merger Sub will merge with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease and the Company shall survive as a wholly owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the parties or the holders of any securities of the parties, each of share common stock, par value $0.001 (the “Company Common Stock”) of the Company issued and outstanding immediately prior to the Effective (other than Cancelled and Dissenting Shares (as such terms are defined in the Merger Agreement)) shall be automatically converted into the right to receive (i) $20.00 net to the seller in cash, without interest (the “Upfront Consideration”) and (ii) one contingent value right per share (a “CVR”) which shall represent the right to receive the Milestone Payment Amounts (as defined in the CVR Agreement), net to the seller in cash, without interest at the times provided in the CVR Agreement (as defined below).

At or prior to the Effective Time, Parent and a rights agent selected by Parent and the Company will enter into a contingent rights agreement (the “CVR Agreement”), a form of which is attached to the Merger Agreement, governing the terms of each CVR. Each CVR entitles the holder thereof to receive four contingent cash payments with an aggregate maximum amount payable of $8.00, without interest (each, a “Milestone Payment”) if the following milestones are achieved:
•$2.00 per CVR upon achievement of net sales of OPNT003 of $225 million or more during any period of four consecutive quarters prior to the seventh anniversary of the U.S. commercial launch of OPNT003.
•$2.00 per CVR upon achievement of net sales of OPNT003 of $250 million or more during any period of four consecutive quarters prior to the third anniversary of the U.S. commercial launch of OPNT003.
•$2.00 per CVR upon achievement of net sales of OPNT003 of $300 million or more during any period of four consecutive quarters prior to the seventh anniversary of the U.S. commercial launch of OPNT003.
•$2.00 per CVR upon achievement of net sales of OPNT003 of $325 million or more during any period of four consecutive quarters prior to the seventh anniversary of the U.S. commercial launch of OPNT003.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by the full text of the CVR Agreement, a copy of which is included as an exhibit to the Merger Agreement attached hereto as Exhibit 2.1 and incorporated by reference herein.

Effective immediately prior to the Effective Time, by virtue of the Merger, each option to purchase Company Common Stock granted under any Company Equity Plan (as defined in the Merger Agreement) or otherwise (each, a “Company Stock Option”), that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, shall be cancelled and terminated and treated as follows:
•with respect to each Company Stock Option that has a per share exercise price that is less than or equal to the Upfront Consideration (each, an “In the Money Option”), converted into the right of the holder to receive (without interest, and less any applicable withholding taxes) (i) an amount in cash equal to the product of (A) the excess, if any, of the Upfront Consideration over the applicable per share exercise price of such cancelled In the Money Option multiplied by (B) the number of shares of Company Common Stock subject to such In the Money Option immediately prior to the Effective Time; and (ii) a CVR with respect to each share of Company Common Stock subject to such In the Money Option immediately prior to the Effective Time.
•with respect to each Company Stock Option which has a per share exercise price that is greater than the Upfront Consideration but less than $28.00 (each, an “Out of the Money Option”), converted into the right of the holder to receive (without interest, and less any applicable withholding taxes) such cash payments, if any, from Parent with respect to each share of Company Common Stock subject to the Out of the Money Option upon any Milestone Payment Date, equal to the product of (i) (a) the amount by which the Per Share Value Paid (as defined in the Merger Agreement) as of the Milestone Payment Date exceeds the exercise price payable per share of Company Common Stock under such Out of the Money Option, less (b) the amount per share of Company Common Stock of all payments previously made with respect to such Out of the Money Option, multiplied by (ii) the number of shares of Company Common Stock subject to such Out of the Money Option as of immediately prior to the Effective Time. If no contingent payment becomes payable with respect to the CVRs under the CVR Agreement that would result in the Per Share Value Paid as of the applicable Milestone Payment Date exceeding the exercise price per share of such Out of the Money Option, then no payment shall be made hereunder in respect of such Out of the Money Option following the Effective Time.
•with respect to each Company Stock Option which has a per share exercise price that is equal to or greater than $28.00 (each, an “Underwater Option”), cancelled at the Effective Time without any consideration.

Effective as of immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:
•each award of restricted stock units that corresponds to Company Common Stock granted under any Company Equity Plan or otherwise that vests solely on the passage of time (each, a “Company RSU Award”) that is outstanding immediately prior to the Effective Time shall be automatically cancelled and terminated and converted into the right of the holder thereof to receive (without interest, and less any applicable withholding taxes): (i) an amount in cash equal to the product of (A) the Upfront Consideration multiplied by (B) the number of shares of Company Common Stock subject to such Company RSU Award immediately prior to the Effective Time; and (ii) a CVR with respect to each share of Company Common Stock subject to such Company RSU Award immediately prior to the Effective Time.
•each award of restricted stock units, performance stock units or performance units that corresponds to Company Common Stock granted under any Company Equity Plan or otherwise and that vests based on the achievement of performance goals (each, a “Company PSU Award”) that is outstanding immediately prior to the Effective Time shall automatically be cancelled and terminated and converted into the right of the holder thereof to receive (without interest, and less any applicable withholding Taxes) in accordance with the terms of the Merger Agreement and subject to achievement (or deemed achievement) of the applicable thresholds for vesting under the Company PSU Award (i) an amount in cash equal to the product of (A) the Upfront Consideration multiplied by (B) the Company PSU Shares (as defined in the Merger Agreement) and (ii) a CVR with respect to each Company PSU Share.

In addition, pursuant to the terms of the Merger Agreement, from and after the Effective Time, each outstanding and unexercised warrant to purchase shares of Company Common Stock (a “Company Warrant”), by virtue of the Merger and without any action on the part of Parent, will no longer be exercisable by the former holder thereof, shall be cancelled and shall only entitle such holder to receive (a) a cash payment equal to (i) the excess, if any, of (A) the Upfront Consideration over (B) the exercise price payable per share of Company Common Stock under such Company Warrant, multiplied by (ii) the number of shares of Company Common Stock such holder could have purchased (assuming full vesting of all warrants) had such holder exercised such Company Warrant in full immediately prior to the Effective Time, and (b) a CVR with respect to each share of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time.

The Merger is subject to customary closing conditions, including the (i) absence of certain legal impediments, (ii) the expiration or termination of the required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) clearance by the Committee on Foreign Investment in the United States, (iv) the resolution or conclusion, of any informal enquiry by, and in the case of a formal review, clearance and approval from the Competition and Markets Authority in the United Kingdom (“CMA”) under the United Kingdom Enterprise Act 2002, as amended, and (v) the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote upon the adoption of the Merger Agreement (the “Company Stockholder Approval”).

The Merger Agreement contains customary representations, warranties and covenants of each party, including covenants of the Company (i) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger, (ii) not to engage in specified types of transactions during such closing period unless agreed to in writing by Parent, (iii) to convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval, and (iv) subject to certain exceptions, not to withdraw, qualify or modify in a manner adverse to Parent or Merger Sub the recommendation of the Board of Directors of the Company (the “Board”) that the Company’s stockholders adopt the Merger Agreement.

Subject to certain limited exceptions, the Merger Agreement provides that the Company, its subsidiaries, and its and their respective representatives are prohibited from, among other things, soliciting, initiating or knowingly encouraging or facilitating the making or submission of any alternative acquisition proposals from third parties or providing information to or participating in any discussions or negotiations regarding an alternative acquisition proposal with any person that has made an alternate acquisition proposal, in each case subject to certain fiduciary duties of the Board to the Company’s stockholders under applicable laws.

The Merger Agreement provides certain termination rights for both the Company and Parent, including, among others, the right of either party to terminate if (i) the Merger has not been consummated by May 15, 2023 (the “Outside Date”) (subject to a right of either party to extend such date to August 15, 2023 if the Company Stockholder Approval has been obtained and all other closing conditions other than those related to regulatory approvals are satisfied at any time in the five business days prior to the Outside Date) (unless a breach of the Merger Agreement by the party seeking termination was the primary cause of the failure of the Merger to be consummated); (ii) a governmental authority of competent jurisdiction, acting pursuant to any other law other than antitrust law, has issued a final non-appealable governmental order permanently restraining, enjoining or prohibiting the consummation of the Offer or the Merger; or (iii) the Company Stockholder Approval has not been obtained.

The Merger Agreement further provides that a termination fee of $4,711,000 will be payable to Parent by the Company upon termination of the Merger Agreement under certain circumstances, including, among others, termination of the Merger Agreement by Parent as a result of an adverse change in the recommendation of the Board that the Company’s stockholders adopt the Merger Agreement or as a result of the Company’s breach of its non-solicitation obligations under the Merger Agreement, and termination of the Merger Agreement by the Company to enter into an agreement providing for a “superior proposal.”

In connection with the Merger, concurrently with entering into the Merger Agreement, Parent and Merger Sub entered into Voting Agreements, dated November 13, 2022 (the “Voting Agreements”), with each of the current directors of the Company (each, a “Supporting Stockholder”). The Voting Agreements obligate each Supporting Stockholder to vote such Supporting Stockholders voting securities in favor of the transactions contemplated by the Merger Agreement. The Supporting Stockholders collectively own approximately 4.5% of the outstanding shares of the Company Common Stock as of November 9, 2022. The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Amendment attached to this Form 8-K as Exhibit 10.4 and incorporated herein by reference.

The Board has unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement (including the Merger) are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby (including the Merger), (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the stockholders of the Company and (iv) resolved to recommend the adoption of the Merger Agreement by the stockholders of the Company.

Amended and Restated License and Settlement Agreement

On November 13, 2022, the Company and Emergent Operations Ireland Limited (“EOIL”) entered into an Amended and Restated License and Settlement Agreement, effective as of November 13, 2022 (the “A&R License Agreement”). Pursuant to the A&R License Agreement and the SWK Termination Agreement (as described below), the Company and SWK will receive a one-time cash payment from EOIL of $25 million, and in exchange the Company will grant EOIL a worldwide, sublicensable, irrevocable, perpetual, fully paid, exclusive license to the licensed patents and licensed know-how for Products (as defined therein), including NARCAN® (naloxone hydrochloride) Nasal Spray. The Company’s rights under the Adapt License Agreement, dated as of December 15, 2014 (as amended from time to time, the “Adapt License Agreement”), by and between the Company and Adapt Pharma Operations Limited (“Adapt”), to receive any unpaid or future payments under the Adapt License Agreement, including royalties related to Net Sales of Products (as defined therein), including NARCAN® (naloxone hydrochloride) Nasal-Spray, were terminated upon the effective date of the A&R License Agreement. SWK Holdings, LLC ("SWK") will receive 10% of the cash payment from EOIL in respect of its 10% interest in the royalties under the Adapt License Agreement.

The foregoing description of the A&R License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R License Agreement attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

First Amendment to Note Purchase and Security Agreement

On November 13, 2022, the Company entered into a First Amendment (the “Note Purchase Amendment”) to the Note Purchase Agreement dated as of December 10, 2020 (the “Note Purchase Agreement”), among the Company, Opiant Pharmaceuticals UK Ltd., the lenders party thereto (the “Lenders”) and Pontifax Medison Finance GP, L.P., as administrative agent and collateral agent for itself and the Lenders (the “Agent”). The Note Purchase Amendment will permit the Company to (i) enter into and perform its obligations under the A&R License Agreement, (ii) enter into and perform its obligations under the Merger Agreement, and (iii) prepay the outstanding term loans under the Note Purchase Agreement upon the consummation of the transactions contemplated under the Merger Agreement. In addition, pursuant to the Note Purchase Amendment, the Company will be required to maintain a minimum cash balance of $10 million which will be held at all times in a deposit account.

The foregoing description of the Note Purchase Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Amendment attached to this Form 8-K as Exhibit 10.2 and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.

Effective November 13, 2022, in connection with the A&R License Agreement, the Company and SWK Funding LLC (“SWK”) entered into a termination agreement (the “SWK Termination Agreement”) to that certain Purchase and Sale Agreement, dated December 13, 2016 (the “Purchase Agreement”), pursuant to which the Company sold, and SWK purchased, the Company’s right to receive, commencing on October 1, 2016, certain royalties arising from the sale by Adapt of NARCAN® (naloxone hydrochloride) Nasal Spray or any other Product (as defined in the License Agreement). In addition, pursuant to the terms of the SWK Termination Agreement, the Company will cause EOIL to pay to SWK 10% of the One-Time Payment within five business days of execution of the A&R License Agreement.

The foregoing description of the SWK Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the SWK Termination Agreement attached to this Form 8-K as Exhibit 10.3 and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 and Exhibit 10.3 of this report are incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward-looking statements,” within the meaning of Section 27A of the Securities, Section 21E of Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “predict,” “project,” “forecast,” “potential,” “continue”, negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.

Opiant cannot predict all of the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that Opiant’s objectives and plans will be achieved and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this document and include information concerning possible or assumed future results of Opiant’s operations, the achievement and value of contingent value rights in connection with the proposed merger; business strategies; future cash flows; financing plans; plans and objectives of management, any other statements regarding future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts. Actual results and outcomes may differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger; (2) the risk that the Merger Agreement may be terminated in circumstances requiring Opiant to pay a termination fee; (3) the risk that the Merger disrupts Opiant’s current business and financing plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the Merger on Opiant’s ability to retain and hire key personnel and maintain relationships with its suppliers and others with whom it does business; (5) the effect of the announcement of the Merger on Opiant’s operating results and business generally; (6) the amount of costs, fees and expenses related to the Merger; (7) the risk that Opiant’s stock price may decline significantly if the Merger is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against Opiant and others; (9) other factors that could affect Opiant’s business such as, without limitation, our ability to obtain and maintain regulatory approvals for our products; results of clinical studies; technological breakthroughs in reversing opioid overdoses and treating patients; and delays or unplanned expenditures in product development, clinical testing or manufacturing; and (10) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time period or at all.

In addition, please refer to the documents that Opiant files with the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Opiant’s operational and other results to differ materially from those contained in the forward-looking statements set forth in this document. You are cautioned to not place undue reliance on forward-looking statements, which speak only as of the date of this document. Except as required by law, Opiant is not under any duty to update any of the information in this document.

Additional Information about the Acquisition and Where to Find It

This communication is being made in respect of the proposed transaction involving Opiant, Parent and Merger Sub. A meeting of the stockholders of Opiant will be announced as promptly as practicable to seek stockholder approval in connection with the proposed Merger. Opiant expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed Merger. The definitive proxy statement will be sent or given to the stockholders of Opiant and will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS OF OPIANT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OPIANT AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Opiant with the SEC at the SEC’s website at www.sec.gov.

Opiant and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Opiant’s stockholders in connection with the proposed transaction will be set forth in Opiant’s definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by Opiant’s stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021. You may also find additional information about Opiant’s directors and executive officers in Opiant’s definitive proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 18, 2022 and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated as of November 13, 2022, by and among Opiant Pharmaceuticals, Inc., Indivior Inc., and Olive Acquisition Subsidiary, Inc. (Form of CVR Agreement included as Exhibit B thereto)

10.1	Amended and Restated License and Settlement Agreement, dated November 13, 2022, by and among Opiant Pharmaceuticals, Inc. and Emergent Operations Ireland Limited

10.2	First Amendment to Note Purchase and Security Agreement, dated November 13, 2022, by and among Opiant Pharmaceuticals, Inc. and the parties named therein

10.3	Termination Agreement, dated November 13, 2022, by and among Opiant Pharmaceuticals, Inc. and SWK Funding LLC

10.4	Form of Voting Agreement, dated November 13, 2022, by and among Indivior Inc. and certain stockholders of Opiant Pharmaceuticals, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPIANT PHARMACEUTICALS, INC.

Date: November 15, 2022	By:	/s/ David O'Toole
David O’Toole
Chief Financial Officer